Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
PNM Resources, Inc.:

We consent to the incorporation by reference in the registration statement No. 333-223336 on Form S-3 and registration statement Nos. 333-76288, 333-139108, 333-129454, 333-121371, 333-125010, 333-141282, 333-156243, 333-159361, 333-159362, 333-168797, 333-195974, and 333-230575 on Form S-8 of PNM Resources, Inc. of our report dated March 2, 2020, with respect to the consolidated balance sheets of PNM Resources, Inc. and subsidiaries as of December 31, 2019 and 2018, the related consolidated statements of earnings, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes and financial statement Schedule I – Condensed Financial Information of Parent Company and Schedule II – Valuation and Qualifying Accounts (collectively, the financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2019, which report appears in the December 31, 2019 annual report on Form 10-K of PNM Resources, Inc.
/s/ KPMG LLP
Albuquerque, New Mexico
March 2, 2020